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                                                                     Exhibit 4.7

                             CERTIFICATE OF TRUST
                             AGL CAPITAL TRUST III
                             ---------------------

          This Certificate of Trust of AGL Capital Trust III is duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, and Paul R. Shlanta and Thomas L. Gleason, each an individual, as trustees, to form a business trust pursuant to the Delaware Business Trust Act, 12 Del. C.
                                                                      ---  -
(S) 3801, et seq.
          -- ---

1.  Name.                  The name of the business trust being formed hereby
    ----                   (the "Trust") is "AGL Capital Trust III."

2.  Delaware Trustee.      The name and business address of the trustee of the
    ----------------       Trust which has its principal place of business in
                           the State of Delaware is as follows:

                           The Bank of New York (Delaware)
                           White Clay Center, Route 273
                           Newark, Delaware 19711

3.  Effective Date.        This Certificate of Trust shall be effective as of
    --------------         the date of filing.




          In Witness Whereof, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust.

Dated: August 21, 2001

                                     THE BANK OF NEW YORK (DELAWARE),
                                     as Delaware Trustee


                                     By: /s/ Michael Santino
                                        ---------------------------------
                                     Name:   Michael Santino
                                     Title:


                                      /s/ Paul R. Shlanta
                                     ------------------------------------
                                     Paul R. Shlanta, as Trustee


                                      /s/ Thomas L. Gleason
                                     ------------------------------------
                                     Thomas L. Gleason, as Trustee